CERTIFICATION PURSUANT TO SECTION 906 OF

THE SARBANES-OXLEY ACT OF 2002

In connection with the Certified Shareholder Report of Columbia Funds Series Trust II (the "Trust") on Form N-CSR for the period ending February 28, 2021 as filed with the Securities and Exchange Commission on the date hereof ("the Report"), the undersigned hereby certifies that, to his knowledge:

1.The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

2.The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Trust.

Date:	April 22, 2021	/s/ Christopher O. Petersen
Christopher O. Petersen, President and Principal
Executive Officer
Date:	April 22, 2021	/s/ Michael G. Clarke
Michael G. Clarke, Chief Financial Officer,
Principal Financial Officer and Senior Vice
President
Date:	April 22, 2021	/s/ Joseph Beranek
Joseph Beranek, Treasurer, Chief Accounting
Officer and Principal Financial Officer

A signed original of this written statement required by Section 906 of the Sarbanes-Oxley Act of 2002 has been provided to the Registrant and will be retained by the Registrant and furnished to the Securities and Exchange Commission (the "Commission") or its staff upon request.

This certification is being furnished to the Commission solely pursuant to 18 U.S.C. §1350 and is not being filed as part of the Form N-CSR with the Commission.